SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 15, 2003

RESOLUTION PERFORMANCE PRODUCTS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RPP CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Smith Street, Suite 2400

Houston, Texas 77002

(Address of principal executive

offices including Zip Code)

(888) 949-2502
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Item 5. Other Events.

On December 15, 2003, Resolution Performance Products LLC (the “Company”) announced its intention to offer, together with RPP Capital Corporation, its wholly-owned subsidiary (“RPP Capital”), up to $125 million aggregate principal amount of Senior Secured Notes Due 2009 (the “Notes”). The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the offering of the Notes are intended to be used to repay borrowings under the credit agreement (which will be amended effective upon completion of the offering), and for general corporate purposes, including working capital.

The Company expects to enter into an amendment to the credit agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment will, among other things, (a) permit the Company to issue the Notes so long as they use the net proceeds from the offering of the Notes to repay all of the remaining term loans outstanding under the credit agreement, (b) eliminate the adjusted bank leverage ratio covenant and (c) impose an asset coverage test which will limit borrowings and letters of credit under our revolving credit facility to the sum (the “Borrowing Base”) of 65% of the net book value of the Company’s U.S. inventory, 85% of the net book value of the Company’s U.S. receivables and 20% of the net book value of the Company’s U.S. plant, property and equipment, which Borrowing Base the Company will be required to report on a monthly basis. If the utilization under the revolving credit facility exceeds the most recently reported Borrowing Base, the Company must repay outstanding borrowings and/or cash collateralize letters of credit in an amount equal to such excess.

These events are the subject of the press release issued by the Company on December 15, 2003, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits

Exhibit No.	Document

10.1	Amendment No. 4, dated November 24, 2003, to the Employment Agreement between the Company and Marvin O. Schlanger

99.1	Press Release dated December 15, 2003.

Item 9. Regulation FD Disclosure.

In connection with the offering of the Notes described in Item 5 of this report, the Company anticipates disclosing to prospective purchasers of the Notes the information set forth below, which is included herein for informational purposes and should not be deemed filed under the Securities Exchange Act of 1934, as amended.

Outlook for Remainder of 2003 and 2004.

Management believes that the financial results for the quarter ending December 31, 2003 will not be materially changed from the financial results for the quarter ended September 30, 2003. Based on preliminary internal estimates and projections, management anticipates reporting EBITDA in the range of $15-17 million for the quarter that will end December 31, 2003. Included in these fourth quarter results are costs of approximately $5 million resulting from highly unusual and non-recurring plant operating problems related to the unexpected extension of planned turnarounds and feedstock supplier outages. The problems associated with these plants have been solved and the affected facilities are now running normally. In addition, we expect to record a $9 million non-cash charge resulting from a reduction in inventory volume of approximately 19% in the quarter, which was partially expected due to planned turnarounds and partially unplanned as a result of the aforementioned operating problems. Also included in the expected results is an estimated $14 million gain on the previously announced sale of a significant portion of our interest in our Japanese joint venture. As the quarter has not ended, there can be no assurances that management’s preliminary estimate will prove to be correct.

While the global economy remains in a low growth mode, we have begun to realize signs of improvement in demand from the end markets we serve. Once a global recovery takes hold, volumes are expected to rebound along with a reduction in average raw material prices, which had increased in 2003 due to political instability in the Middle East, including the conflict in Iraq, and supply disruptions elsewhere. There can be no assurances that (a) any global recovery will occur during 2004, (b) we will be able to realize margins we have historically achieved as feedstock costs decline, or (c) our feedstock costs will not rise faster than our product prices and, therefore, reduce our margins.

We believe that demand for epoxy resin will improve in 2004 from 2003 levels, as described above. Also, we and each of our major competitors in the North American epoxy resin market have recently announced significant increases for first quarter 2004 epoxy resins prices. If successful, the price increase would add approximately $11 million to our annual EBITDA. We also believe further increases will be announced in subsequent quarters. During 2003, a period of declining epoxy resin demand, the industry generally had been unable to successfully achieve price increases on epoxy resin products. Additionally, during that period, the major domestic epoxy resin producers had often not supported such announced price increases.

In addition, we have instituted a new cost reduction program, focused primarily on variable costs, to improve our margins. These cost reductions relate to (i) improvements in the contractual price of certain of our feedstocks which we have negotiated or expect to be implemented, and (ii) specific projects at each of our plants which will result in higher efficiency in the consumption of raw materials and the lower usage of utilities, thereby reducing the cost of production independent of changes in the markets for our feedstocks or energy. In addition, as part of our cost reduction program, we have taken and will continue to take actions to eliminate certain additional fixed costs. The benefits of the cost reduction program, expected to represent $20 million to $30 million annually, will be realized in 2004. The implementation costs of this program are not expected to be material.

There can be no assurances that (i) demand for our products will increase during 2004, (ii) the announced price increases by us or our competitors will be accepted by our customers or that we will not lose any significant customers or volumes in the future as a result of these price increases, (iii) the cost reductions described above will be achieved or (iv) the expected benefits of the cost reduction program will not be offset by increases in other expenses.

We expect our gross capital expenditure for 2003 to be approximately $21 to $23 million, of which approximately $13 million has been budgeted for maintenance capital expenditures. We anticipate 2004 gross capital expenditures to be approximately at 2003 levels.

Effective February 17, 2003 Mr. Schlanger’s employment agreement was amended to increase his base salary to $300,000 on January 1, 2004. Effective November 24, 2003, Mr. Schlanger’s employment agreement was amended to increase his base salary to $400,000 on January 1, 2004 and extend the term of his employment through November 14, 2005. Further, the November 2003 amendment states that in addition to his base salary and bonus, Mr. Schlanger shall receive $500,000 payable in eight quarterly installments commencing with the quarter beginning on January 1, 2004 (the “Extension Bonus”), provided that on the first day of such quarter he is still employed by us. In the event of Mr. Schlanger’s death, long-term disability or the occurrence of a Realization Event (as defined in our stock option plan) prior to the Extension Bonus being paid in full, we shall pay Mr. Schlanger a lump sum (to be considered pensionable wages) equal to the remaining unpaid balance of the Extension Bonus.

Certain statements in this report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, the Company’s intention to repay borrowings under the Credit Agreement and the Company’s outlook for the fourth quarter of 2003. These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company’s results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company’s registration statement on Form S-4 declared effective on July 2, 2003 and Form 10-Q for the three months and nine months ended September 30, 2003. In addition, difficulties or delays in consummating the sale of the Notes, the proceeds of which will be used to repay borrowings under the Credit Agreement, as well as other difficulties in effecting such repayment of borrowings or amending the Credit Agreement, could cause the Company’s results to differ materially from current expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE PRODUCTS LLC (Registrant)

Dated: December 15, 2003	By:	/s/ Marvin O. Schlanger

Title: Chairman and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION (Registrant)

Dated: December 15, 2003	By:	/s/ Marvin O. Schlanger

Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Amendment No. 4, dated November 24, 2003, to the Employment Agreement between the Company and Marvin O. Schlanger

99.1	Press Release dated December 15, 2003.

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